UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2022

Stem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2201 NW Corporate Blvd, Suite 205 Boca Raton, FL 33431	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock par value $0.001	STMH	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On March 4, 2022, the Company’s Board of Directors appointed Rajiv Rai and Daryl Simon as directors of the Company, with immediate effect, to serve until the next election of directors. The following are the biographies of the newly-appointed directors:

Rajiv “Roger” Rai (51)

Mr. Rai was appointed a director of the Company on March 4, 2022, having previously served as a director of the Company from May 2018 to February 2019. In his capacity as Special Advisor to the Chairman at Rogers Communications, Roger Rai advises Edward Rogers, who is the representative controlling shareholder of Rogers Communications (TSX:RCI.b), on business development, revenue development, partnership development, talent development and sports. Previously, Roger was the Managing Director for E.S. Rogers Enterprises from 2004 to 2018. In that capacity, he gained extensive experience in strategic management services, including business processes assessment and advisory services.

Roger is currently the President of R3 Concepts Inc., a consulting and investments company located in Toronto, Canada. Since 2012, he has also served as an advisor to Chobani, Inc., a retail food services company.

From 2010 to 2016, Roger was the Vice President, Business Development, Keek Inc. (TSXV:KEK). In this capacity, Roger was responsible for all new business and partnership development at the Company.

Before Keek Inc., Roger was the Director of Development at C.O.R.E. Feature Animation, a Company that produced the children’s animation movie “The Wild.” He was the Founder and VP, Business Development of Fastvibe Inc., a web-streaming equipment and services company located in Toronto. Roger also held various managerial positions at Rogers Cable Systems and Rogers Wireless, one Canada’s largest Communications companies.

Roger sits on the Board of Directors for CONSTANTINE Enterprises Inc., a privately held real estate Company based in Toronto, with operations in Canada and the Bahamas.

He is one of the founders and on the Board of Directors for the ONEXONE Foundation, a charitable organization focused on global child welfare.

Roger holds a Bachelor of Arts from the University of Western Ontario and lives in Toronto.

Daryl Simon (59)

Mrs. Simon was appointed a director of the Company on March 4, 2020. She is an entrepreneur, philanthropist, and lifelong advocate for the arts and education. As an entrepreneur, Ms. Simon has built brands and led businesses in various capacities, including business development, marketing, and sales across international markets.

Prior to joining the Board, Ms. Simon was an Advisory Board Member at Stem. Previously, Ms. Simon was a Director at The Hain Celestial Group, Inc., a global pioneer and leading organic and natural products company with operations in North America, Europe, and India with best-in-class brands including Celestial Seasonings®, Earth’s Best®, Sensible Portions®, Terra® Chips, Imagine®, JASON®, Avalon Organics®, and Alba Botanica®. At Hain Celestial, Ms. Simon was responsible for the Company’s international business development and global expansion into Asia, including India, the Middle East, and Latin America including Mexico. Today Hain Celestial Group is $2.7 billion in net sales, and international sales represent approximately 40% of the Company’s business. Prior to Hain Celestial, Ms. Simon helped build international apparel companies, including Cherokee Inc., Unique Clothing Company, Memphis Apparel, and the Haggar Clothing Company.

Ms. Simon’s passion for advocacy in education and arts includes working with the Stephen Gaynor School, the Riverdale Country Day School, The Bowery Mission, the New York Rita Hayworth Gala, VIA Art Fund, and the creator of FORK IT, an annual event and fundraiser for the Alzheimer’s Association.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Holdings, Inc.

By:	/s/ Steven Hubbard
Name:	Steven Hubbard
Title:	Interim President

Dated: March 9, 2022